CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Independent Registered Public Accounting Firms" and "Financial Statements" in the Statement of Additional Information, and to the incorporation by reference in Post-Effective Amendment No. 69 to the Registration Statement (Form N-1A, No. 333-122847) of our report dated December 26, 2018, on the financial statements and financial highlights of:

•	Neuberger Berman Global Allocation Fund
•	Neuberger Berman Commodity Strategy Fund (formerly, Neuberger Berman Risk Balanced Commodity Strategy Fund)
•	Neuberger Berman Hedged Option Premium Strategy Fund
•	Neuberger Berman U.S. Equity Index PutWrite Strategy Fund
•	Neuberger Berman Multi-Asset Income Fund
•	Neuberger Berman Multi-Style Premia Fund

included in the October 31, 2018 Annual Report to Shareholders of Neuberger Berman Alternative Funds.

/s/ Ernst & Young LLP

Boston, Massachusetts
 February 25, 2019

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, and to the incorporation by reference in Post-Effective Amendment No. 69 to the Registration Statement (Form N-1A, No. 333-122847) of our report dated December 21, 2018, on the financial statements and financial highlights of Neuberger Berman Absolute Return Multi-Manager Fund, included in the October 31, 2018 Annual Report to Shareholders of Neuberger Berman Alternative Funds.

/s/ Ernst & Young LLP

Boston, Massachusetts
 February 25, 2019